Obagi Medical Products Announces Proposed Secondary Offering by Selling Stockholders
and Authorization to Repurchase Shares

LONG BEACH, Calif.—October 26, 2010 -- Obagi Medical Products, Inc. (Nasdaq:OMPI), a leader in topical aesthetic and therapeutic skin health systems, today announced that it has filed a registration statement with the Securities and Exchange Commission (SEC) relating to a proposed secondary offering of up to 6,247,154 shares of its common stock.  All of the shares of common stock to be registered are previously issued and currently outstanding shares that will, to the extent such shares are offered and sold, be offered and sold by existing stockholders of the Company.  Obagi will not sell any shares in the offering and will not receive any of the proceeds from sales of the shares.  The filing was made pursuant to the exercise of registration rights by a selling stockholder under the Investors' Rights Agreement entered into in December 1997, as amended, between the Company and certain stockholders.  Another stockholder is also entitled to participate in the offering pursuant to the Investors’ Rights Agreement and the shares held by that stockholder have also been included in the total shares registered in the registration statement. The registration of these shares does not necessarily mean that the selling stockholders will offer or sell all or any of the shares being registered.

A registration statement relating to these securities has been filed with the SEC but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time that the registration statement is declared effective. The registration statement on Form S-1 may be accessed through the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Authorization for Stock Repurchase

Obagi also announced today that its Board of Directors has authorized the Company to spend up to $45.0 million to repurchase shares of common stock, depending on market conditions and other factors.  Share repurchases may include the repurchase of shares from the selling stockholders through privately negotiated transactions prior to the commencement of the offering described above or in one or more transactions following consummation of the offering, as well as repurchases made through open market or privately negotiated transactions in compliance with Securities and Exchange Commission Rule 10b-18, subject to market conditions, applicable legal requirements and other factors.  This authorization does not obligate Obagi to acquire any particular amount of common stock, and it may be suspended at any time at the Company's discretion.  There can be no assurance that any shares will be repurchased or as to the terms under which any shares may be repurchased.

This authorization follows Obagi’s previous stock repurchase program, which commenced August 5, 2008 and was completed on August 5, 2010. Under that program, which authorized the Company to purchase up to $10 million of its outstanding common stock, the Company repurchased a total of 811,031 shares for a total cost of $5.3 million.

About Obagi Medical Products, Inc.

Obagi Medical Products is a specialty pharmaceutical company that develops, markets and sells, and is a leading provider of, proprietary topical aesthetic and therapeutic prescription-strength skin care systems in the physician-dispensed market. Using its Penetrating Therapeutics technologies, Obagi Medical's products are designed to improve penetration of agents across the skin barrier to treat some of the most common and visible skin conditions in adults including premature aging, photodamage, hyperpigmentation (irregular or patchy discoloration of the skin), acne, sun damage, rosacea, and soft tissue deficits, such as fine lines and wrinkles. The history of Obagi Medical's skin care product introductions is as follows: Obagi Nu-Derm®, 1988; Obagi-C® Rx (the first prescription-strength vitamin C and hydroquinone system), 2004; Obagi® Professional-C (a line of highly stable vitamin C serums), 2005; Obagi Condition & Enhance® for use with cosmetic procedures to enhance patient outcomes and satisfaction, 2006; Obagi ELASTIderm® eye treatment and Obagi CLENZIderm M.D. acne therapeutic systems®, 2007; Obagi ELASTIderm® Décolletage System, 2008; the Obagi Rosaclear® System for rosacea, 2009; Refissa™ Tretinoin Emollient Cream, 0.05%, 2009 and ELASTILash™ in 2010. Visit www.obagi.com for more information.

Forward-Looking Statements

There are forward-looking statements contained in this press release that can be identified by the use of forward-looking terminology such as the words "believes," "expects," "may," "will," "should," "potential," "anticipates," "plans," or "intends" and similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, events or developments to be materially different from the future results, events or developments indicated in such forward-looking statements. Such factors include, but are not limited to the current condition of, and potential further deterioration in, the global economy, and whether we effect the repurchase of any shares.  A more detailed discussion of some of these and other factors that could affect results is contained in our filings with the U.S. Securities and Exchange Commission. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. No assurance can be given that the future results covered by the forward-looking statements will be achieved. The forward-looking statements in this release speak only as of the date they are made and Obagi Medical Products does not intend to update this information.

Obagi and the Obagi logo are registered trademarks of Obagi Medical Products and/or its affiliates in the United States, EU and certain other countries.

Contact:
Preston Romm
CFO, EVP of Finance, Operations and Administration
562-628-1007